GE Vernova reports fourth quarter and full year 2024 financial results
Built a strong foundation in 2024 with solid growth, significant margin expansion and cash generation
Fourth Quarter 2024 Highlights:
•Record orders of $13.2B, +22% organically, approximately 1.3X revenue, led by Power and Electrification equipment
•Record revenue of $10.6B, +5%, +9% organically* with growth in both equipment and services
•Net income of $0.5B, +$0.3B; net income margin of 4.6%, +260 bps
•Adjusted EBITDA* of $1.1B and adjusted EBITDA margin* of 10.2%
•Cash from operating activities of $0.9B, down $(1.0)B; free cash flow* of $0.6B, down $(1.1)B due to lower down payments from customer orders and improved linearity
Full Year 2024 Highlights:
•Orders of $44.1B, +7% organically, led by Power and Electrification equipment, and services in each segment
•Revenue of $34.9B, +5%, +7% organically* driven by Electrification and Power
•Net income of $1.6B, +$2.0B; net income margin of 4.5%, +590 bps
•Adjusted EBITDA* of $2.0B and adjusted EBITDA margin* of 5.8%
•Cash from operating activities of $2.6B, +$1.4B; positive free cash flow* of $1.7B, +$1.3B
•$8.2B cash balance up from $7.4B in the third quarter of 2024 and from $4.2B at spin-off on April 2, 2024
•Reaffirming 2025 financial guidance
CAMBRIDGE, Mass., (January 22, 2025) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the fourth quarter and full year ending December
31, 2024.
“GE Vernova built a strong foundation in 2024 with solid orders and revenue growth, as well as significant margin expansion and cash generation. We saw strength in Power and Electrification and improvement in Wind, while growing our equipment backlog at better margins,” said GE Vernova CEO Scott Strazik. “Our progress reinforces the important role we play in electrifying and decarbonizing the world as we deliver on accelerating demand for our equipment and services. Our lean culture is driving operational improvement across safety, quality, delivery, and cost. As we enter 2025,
I’m grateful for our team’s dedication and optimistic about the future as we continue creating value for our stakeholders.”
In 2024, GE Vernova orders of $44.1 billion increased +7% organically, with robust equipment growth in Power and
Electrification and double-digit services growth in each segment. Revenue of $34.9 billion was up +5%, +7% organically*, driven by higher services and equipment volume, with positive price in all segments. Margins expanded significantly from higher volume, price, and productivity, more than offsetting inflation. Cash flow improved by over $1 billion year-over-year, primarily from adjusted EBITDA* growth.
Power
•Total year orders of $21.8 billion increased +28% organically, from strong demand for Gas Power equipment and double-digit services growth. Revenues of $18.1 billion increased +4%, +7% organically*, led by Gas Power. Segment
EBITDA margin grew +260 basis points, +180 basis points organically*.
•Secured a major contract for the Net Zero Teesside Power project in the United Kingdom in the fourth quarter, which is expected to be the world’s first gas-fired power station with carbon capture and storage.
Wind
•Total year orders of $7.1 billion decreased (38)% organically, due to lower Onshore Wind equipment. Revenues of
$9.7 billion were down (1)% on a U.S. GAAP basis and organically*, driven primarily by Offshore Wind. Segment
EBITDA losses improved by $0.4 billion.
•Secured more than 1 gigawatt of U.S. Onshore Wind repowering orders in 2024, an increase of 76% from 2023.
Electrification
•Total year orders of $15.7 billion increased +19% organically, driven by growing demand for grid equipment and services. Revenues of $7.5 billion increased +18% on a U.S. GAAP basis and organically*, led by Grid Solutions.
Segment EBITDA margin grew +530 basis points, +520 basis points organically*.
•Expanded its rapidly growing backlog, which included two HVDC orders in Germany and Korea in the fourth quarter.
*Non-GAAP Financial Measure
*Non-GAAP Financial Measure

Company Updates:
In the fourth quarter of 2024, GE Vernova:
•Achieved fatality-free operations, which remains a top priority.
•Declared a $0.25 per share quarterly dividend, payable on January 28, 2025 to shareholders of record as of
December 20, 2024.
•Approved an initial $6 billion share repurchase authorization, with 8,000 shares repurchased in late December
2024 for approximately $3 million.
•Monetized an incremental 8% ownership stake in GE Vernova T&D India Limited and a 3% ownership stake in
China XD Electric Co Ltd., both part of the Electrification segment, resulting in approximately $0.6 billion of pre-tax proceeds.
•Invested $0.3 billion in capital expenditures including initiatives to expand capacity in Power and Electrification.
•Funded $0.3 billion in research and development (R&D) spending to advance breakthrough energy transition technologies.
"We had a strong finish to 2024 as we execute our strategy to deliver disciplined revenue growth with increased profitability and positive cash generation. In the fourth quarter, we achieved record orders and revenue, and expanded margins in each segment,” said GE Vernova CFO Ken Parks. “We closed the year with over $8 billion in cash, driven by positive free cash flow and several value-accretive portfolio actions. We will invest in growth and innovation, while returning capital to shareholders and maintaining our investment grade balance sheet. Today, we are also reaffirming our
2025 financial guidance.”
Guidance:
GE Vernova is reaffirming its 2025 financial guidance of revenue of $36-$37 billion, high-single digits adjusted EBITDA margin*, free cash flow* of $2.0-$2.5 billion, and segment guidance of:
•Power: Mid-single digit organic revenue* growth and 13%-14% segment EBITDA margin.
•Wind: Organic revenue* down mid-single digits and $200-$400 million of segment EBITDA losses.
•Electrification: Mid-to-high-teens organic revenue* growth and 11%-13% segment EBITDA margin.
Total Company Results

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions, except per share)	2024	2023	Year-on- Year	2024	2023	Year-on- Year
GAAP Metrics
Total revenues	$10,559	$10,045	5%	$34,935	$33,239	5%
Net income (loss)	$484	$205	$279	$1,559	$(474)	$2,033
Net income (loss) margin	4.6%	2.0%	260 bps	4.5%	(1.4)%	590 bps
Diluted EPS(a)	$1.73	$0.72	F	$5.58	$(1.60)	F
Cash from (used for) operating activities	$922	$1,933	$(1,011)	$2,583	$1,186	$1,397
Non-GAAP Metrics
Organic revenues	$10,593	$9,762	9%	$34,771	$32,630	7%
Adjusted EBITDA	$1,079	$584	$495	$2,035	$807	$1,228
Adjusted EBITDA margin	10.2%	5.8%	440 bps	5.8%	2.4%	340 bps
Adjusted organic EBITDA margin	10.6%	6.2%	440 bps	6.2%	3.3%	290 bps
Free cash flow	$572	$1,651	$(1,079)	$1,701	$442	$1,259
(a) The computation of earnings (loss) per share for all periods through April 1, 2024 was calculated using 274 million common shares that were issued upon Spin-Off and excludes Net loss (income) attributable to noncontrolling interests. For periods prior to the Spin-
Off, the Company participated in various GE stock-based compensation plans. For periods prior to the Spin-Off, there were no dilutive equity instruments as there were no equity awards of GE Vernova outstanding.
*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results. Downloadable historical segment expense financial information can be accessed here.
Power

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$6,552	$5,452	20%	$21,758	$17,426	25%
Revenues	$5,431	$5,591	(3)%	$18,127	$17,436	4%
Cost of revenues(a)	$3,971	$4,157		$13,608	$13,425
Selling, general, and administrative expenses(a)	$536	$552		$2,022	$2,124
Research and development expenses(a)	$127	$101		$384	$315
Other segment (income)/expenses(b)	$(13)	$(18)		$(155)	$(149)
Segment EBITDA	$810	$799	$11	$2,268	$1,722	$546
Segment EBITDA margin	14.9%	14.3%	60 bps	12.5%	9.9%	260 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2024 Performance:
Orders of $6.6 billion increased +24% organically, led by Gas Power equipment with 24 heavy-duty units, and Hydro.
Services orders decreased (6)% organically due, to strong prior year comparisons driven by the timing of transactional orders. Revenues of $5.4 billion decreased (3)%, increased +2% organically*, with Power services growth and higher HA deliveries more than offsetting lower aeroderivative shipments. Segment EBITDA was $0.8 billion and segment EBITDA margin was 14.9%, up +60 basis points, +30 basis points organically*, led by Gas Power with services volume, productivity, and price more than offsetting inflation.
Full Year 2024 Performance:
Orders of $21.8 billion increased +28% organically, led by robust demand for Gas Power equipment, and Power services growth of +10% organically. Revenues of $18.1 billion increased +4%, +7% organically*, led by Gas Power. Segment
EBITDA was $2.3 billion and segment EBITDA margin was 12.5%, up +260 basis points, +180 basis points organically*, driven by services strength, more profitable equipment volume, and continued productivity more than offsetting inflation.
Wind

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$2,031	$3,452	(41)%	$7,088	$11,422	(38)%
Revenues	$3,109	$2,587	20%	$9,701	$9,826	(1)%
Cost of revenues(a)	$2,930	$2,679		$9,513	$10,006
Selling, general, and administrative expenses(a)	$135	$139		$566	$611
Research and development expenses(a)	$42	$68		$222	$248
Other segment (income)/expenses(b)	$(17)	$(9)		$(12)	$(6)
Segment EBITDA	$19	$(289)	$308	$(588)	$(1,033)	$445
Segment EBITDA margin	0.6%	(11.2)%	1,180 bps	(6.1)%	(10.5)%	440 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2024 Performance:
Orders of $2.0 billion decreased (41)% organically, primarily driven by a large U.S. Onshore Wind order in the fourth quarter of 2023. Revenues of $3.1 billion increased +20%, +21% organically*, driven by higher Onshore Wind equipment deliveries and price, partially offset by Offshore Wind. Segment EBITDA was modestly profitable and segment EBITDA margin was 0.6%, up +1,180 basis points, +1,100 basis points organically*, driven by Onshore Wind delivering its most profitable quarter in three years and decreased losses at Offshore Wind.
*Non-GAAP Financial Measure

Full Year 2024 Performance:
Orders of $7.1 billion decreased (38)% organically, due to lower Onshore Wind equipment. Revenues of $9.7 billion decreased (1)% on a U.S. GAAP basis and organically*, primarily due to Offshore Wind. Segment EBITDA was $(0.6)
billion and segment EBITDA margin was (6.1)%, up +440 basis points, +380 basis points organically*, primarily due to improvement at Onshore Wind.
Electrification

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$4,786	$2,193	118%	$15,689	$13,203	19%
Revenues	$2,181	$1,964	11%	$7,550	$6,378	18%
Cost of revenues(a)	$1,539	$1,426		$5,359	$4,690
Selling, general, and administrative expenses(a)	$322	$295		$1,295	$1,213
Research and development expenses(a)	$86	$82		$345	$320
Other segment (income)/expenses(b)	$(49)	$(7)		$(128)	$(79)
Segment EBITDA	$283	$168	$115	$679	$234	$445
Segment EBITDA margin	13.0%	8.6%	440 bps	9.0%	3.7%	530 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2024 Performance:
Orders of $4.8 billion increased +122% organically, driven by higher demand for grid equipment and services. Revenues of $2.2 billion grew +11%, +12% organically*, driven by higher volume and price at Grid Solutions. Segment EBITDA was
$0.3 billion and segment EBITDA margin was 13.0%, up +440 basis points, +500 basis points organically*, due to higher volume, price, and productivity.
Full Year 2024 Performance:
Orders of $15.7 billion increased +19% organically, driven by higher demand for grid equipment and Electrification services. Revenues of $7.5 billion grew +18% on a U.S. GAAP basis and organically*, led by Grid Solutions. Segment
EBITDA was $0.7 billion and segment EBITDA margin was 9.0%, up +530 basis points, +520 basis points organically*, due to higher volume, price, and productivity.
*Non-GAAP Financial Measure

CONSOLIDATED AND COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)
	Three months ended December 31			Twelve months ended December 31
(In millions, except per share amounts)	2024	2023	V%	2024	2023	V%
	Six months ended June 30
Sales of equipment	$5,852	$5,512		$18,952	$18,258
Sales of services	4,707	4,533		15,983	14,981
Total revenues	10,559	10,045	5%	34,935	33,239	5%

Cost of equipment	5,368	5,504		17,989	18,705
Cost of services	3,067	2,841		10,861	9,716
Gross profit	2,123	1,701	25%	6,085	4,818	26%

Selling, general, and administrative expenses	1,266	1,251		4,632	4,845
Research and development expenses	265	255		982	896
Operating income (loss)	593	195	F	471	(923)	F

Interest and other financial charges – net	38	(35)		120	(98)
Non-operating benefit income	137	151		536	567
Other income (expense) – net	346	16		1,372	324

Income (loss) before income taxes	1,114	328	F	2,498	(130)	F
Provision (benefit) for income taxes	630	122		939	344
Net income (loss)	484	205	F	1,559	(474)	F
Net loss (income) attributable to noncontrolling interests	—	(8)		(7)	36
Net income (loss) attributable to GE Vernova	$484	$197	F	$1,552	$(438)	F

Earnings (loss) per share attributable to GE Vernova
Basic	$1.75	$0.72	F	$5.65	$(1.60)	F
Diluted	$1.73	$0.72	F	$5.58	$(1.60)	F

Weighted-average number of common shares outstanding:
Basic	276	274	1%	275	274	—%
Diluted	280	274	2%	278	274	1%

CONSOLIDATED AND COMBINED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
December 31 (In millions, except share and per share amounts)	2024	2023
Cash, cash equivalents, and restricted cash	$8,205	$1,551
Current receivables – net	8,174	7,409
Due from related parties	4	80
Inventories, including deferred inventory costs	8,587	8,253
Current contract assets	8,621	8,339
All other current assets	562	352
Assets of business held for sale	—	1,444
Current assets	34,153	27,428

Property, plant, and equipment – net	5,150	5,228
Goodwill	4,263	4,437
Intangible assets – net	813	1,042
Contract and other deferred assets	555	621
Equity method investments	2,149	3,555
Deferred income taxes	1,639	1,582
All other assets	2,763	2,228
Total assets	$51,485	$46,121

Accounts payable and equipment project payables	$8,578	$7,900
Due to related parties	24	532
Contract liabilities and deferred income	17,587	15,074
All other current liabilities	5,496	4,352
Liabilities of business held for sale	—	1,448
Current liabilities	31,685	29,306

Deferred income taxes	827	382
Non-current compensation and benefits	3,264	3,273
All other liabilities	5,116	4,780
Total liabilities	40,892	37,741

Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 275,880,314 shares outstanding as of December 31, 2024	3	—
Additional paid-in capital	9,733	—
Retained earnings	1,611	—
Treasury common stock, 226,290 shares at cost	(43)	—
Net parent investment	—	8,051
Accumulated other comprehensive income (loss) – net attributable to GE Vernova	(1,759)	(635)
Total equity attributable to GE Vernova	9,546	7,416
Noncontrolling interests	1,047	964
Total equity	10,593	8,380
Total liabilities and equity	$51,485	$46,121

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
For the years ended December 31 (In millions)	2024	2023
Net income (loss)	$1,559	$(474)
Adjustments to reconcile net income (loss) to cash from (used for) operating activities
Depreciation and amortization of property, plant, and equipment	895	724
Amortization of intangible assets	277	240
(Gains) losses on purchases and sales of business interests	(1,147)	(209)
Principal pension plans – net	(376)	(405)
Other postretirement benefit plans – net	(290)	(313)
Provision (benefit) for income taxes	939	344
Cash recovered (paid) during the year for income taxes	(623)	(2)
Changes in operating working capital:
Decrease (increase) in current receivables	(1,289)	(837)
Decrease (increase) in due from related parties	(8)	(2)
Decrease (increase) in inventories, including deferred inventory costs	(641)	(240)
Decrease (increase) in current contract assets	(409)	113
Increase (decrease) in accounts payable and equipment project payables	1,066	(663)
Increase (decrease) in due to related parties	(398)	(53)
Increase (decrease) in contract liabilities and current deferred income	2,799	2,812
All other operating activities	229	151
Cash from (used for) operating activities	2,583	1,186

Additions to property, plant, and equipment and internal-use software	(883)	(744)
Dispositions of property, plant, and equipment	25	60
Purchases of and contributions to equity method investments	(114)	(83)
Sales of and distributions from equity method investments	244	232
Proceeds from principal business dispositions	813	—
All other investing activities	(122)	(199)
Cash from (used for) investing activities	(37)	(734)

Net increase (decrease) in borrowings of maturities of 90 days or less	(23)	16
Transfers from (to) Parent	2,933	(361)
All other financing activities	742	(63)
Cash from (used for) financing activities	3,652	(408)
Effect of currency exchange rate changes on cash, cash equivalents, and restricted cash	(147)	22
Increase (decrease) in cash, cash equivalents, and restricted cash, including cash classified within businesses held for sale	6,051	66
Less: Net increase (decrease) in cash classified within businesses held for sale	(603)	582
Increase (decrease) in cash, cash equivalents, and restricted cash	6,654	(516)
Cash, cash equivalents, and restricted cash at beginning of year	1,551	2,067
Cash, cash equivalents, and restricted cash as of December 31	$8,205	$1,551

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S. dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue			Segment EBITDA			Segment EBITDA margin
Three months ended December 31	2024	2023	V%	2024	2023	V%	2024	2023	V bps
Power (GAAP)	$5,431	$5,591	(3%)	$810	$799	1%	14.9%	14.3%	60bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	282		—	14
Less: Foreign currency effect	(1)	5		(14)	(6)
Power organic (Non-GAAP)	$5,432	$5,304	2%	$825	$790	4%	15.2%	14.9%	30bps

Wind (GAAP)	$3,109	$2,587	20%	$19	$(289)	F	0.6%	(11.2)%	1,180bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(25)	(10)		(8)	(27)
Wind organic (Non-GAAP)	$3,134	$2,598	21%	$27	$(262)	F	0.9%	(10.1)%	1,100bps

Electrification (GAAP)	$2,181	$1,964	11%	$283	$168	68%	13.0%	8.6%	440bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(8)	7		(19)	(4)
Electrification organic (Non-GAAP)	$2,189	$1,957	12%	$302	$172	76%	13.8%	8.8%	500bps
(a) Includes intersegment sales of $166 million and $103 million for the three months ended December 31, 2024 and 2023, respectively.

ORGANIC REVENUES(a), EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue			Segment EBITDA			Segment EBITDA margin
Twelve months ended December 31	2024	2023	V%	2024	2023	V%	2024	2023	V bps
Power (GAAP)	$18,127	$17,436	4%	$2,268	$1,722	32%	12.5%	9.9%	260bps
Less: Acquisitions	41	—		14	—
Less: Business dispositions	127	643		(21)	(19)
Less: Foreign currency effect	12	2		(35)	(118)
Power organic (Non-GAAP)	$17,947	$16,791	7%	$2,310	$1,859	24%	12.9%	11.1%	180bps

Wind (GAAP)	$9,701	$9,826	(1)%	$(588)	$(1,033)	43%	(6.1)%	(10.5)%	440bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(40)	(52)		(52)	(112)
Wind organic (Non-GAAP)	$9,741	$9,878	(1)%	$(536)	$(922)	42%	(5.5)%	(9.3)%	380bps

Electrification (GAAP)	$7,550	$6,378	18%	$679	$234	F	9.0%	3.7%	530bps
Less: Acquisitions	3	1		(3)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	22	16		(16)	(27)
Electrification organic (Non-GAAP)	$7,525	$6,361	18%	$698	$261	F	9.3%	4.1%	520bps
(a) Includes intersegment sales of $483 million and $414 million for the years ended December 31, 2024 and 2023, respectively.

	Three months ended December 31			Twelve months ended December 31
ORGANIC REVENUES (NON-GAAP)	2024	2023	V%	2024	2023	V%
Total revenues (GAAP)	$10,559	$10,045	5%	$34,935	$33,239	5%
Less: Acquisitions	—	—		44	1
Less: Business dispositions	—	282		127	643
Less: Foreign currency effect	(35)	1		(6)	(33)
Organic revenues (Non-GAAP)	$10,593	$9,762	9%	$34,771	$32,630	7%

	Three months ended December 31			Twelve months ended December 31
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2024	2023	V%	2024	2023	V%
Total equipment revenues (GAAP)	$5,852	$5,512	6%	$18,952	$18,258	4%
Less: Acquisitions	—	—		20	—
Less: Business dispositions	—	199		66	382
Less: Foreign currency effect	(37)	(2)		(13)	(36)
Equipment organic revenues (Non-GAAP)	$5,889	$5,316	11%	$18,880	$17,912	5%

Total services revenues (GAAP)	$4,707	$4,533	4%	$15,983	$14,981	7%
Less: Acquisitions	—	—		24	1
Less: Business dispositions	—	84		61	260
Less: Foreign currency effect	2	3		8	3
Services organic revenues (Non-GAAP)	$4,705	$4,446	6%	$15,890	$14,717	8%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
*Non-GAAP Financial Measure

We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However,
Adjusted EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.

	Three months ended December 31			Twelve months ended December 31
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	2024	2023	V%	2024	2023	V%
Net income (loss) (GAAP)	$484	$205	F	$1,559	$(474)	F
Add: Restructuring and other charges(a)	7	125		426	433
Add: Purchases and sales of business interests(b)	(183)	—		(1,024)	(92)
Add: Russia and Ukraine charges(c)	—	—		—	95
Add: Separation costs (benefits)(d)	55	—		(9)	—
Add: Arbitration refund(e)	—	—		(254)	—
Add: Non-operating benefit income(f)	(137)	(151)		(536)	(567)
Add: Depreciation and amortization(g)	274	219		1,008	847
Add: Interest and other financial charges – net(h)(i)	(37)	26		(130)	53
Add: Provision (benefit) for income taxes(i)	616	160		995	512
Adjusted EBITDA (Non-GAAP)	$1,079	$584	85%	$2,035	$807	F

Net income (loss) margin (GAAP)	4.6%	2.0%	260bps	4.5%	(1.4)%	590bps
Adjusted EBITDA margin (Non-GAAP)	10.2%	5.8%	440bps	5.8%	2.4%	340bps

(a) Consists of severance, facility closures, acquisition and disposition, and other charges associated with major restructuring programs.
(b) Consists of gains and losses resulting from the purchases and sales of business interests and assets.
(c) Related to recoverability of asset charges recorded in connection with the ongoing conflict between Russia and Ukraine and resulting sanctions primarily related to our Power business.
(d) Costs incurred in the Spin-Off and separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs. In addition, includes $136 million benefit related to deferred intercompany profit that was recognized upon GE retaining the renewable energy U.S. tax equity investments at the time of the Spin-Off in the second quarter.
(e) Represents a cash refund received related to an arbitration proceeding with a multiemployer pension plan, constituting the payments previously made, and excludes $52 million related to the interest on such amounts that was recorded in Interest and other financial charges – net in the second quarter.
(f) Primarily related to the expected return on plan assets, partially offset by interest cost.
(g) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense).
(h) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(i) Excludes interest expense (income) of $(1) million and $9 million and benefit (provision) for income taxes of $(14) million and $37 million for the three months ended December 31, 2024 and 2023, respectively, as well as interest expense (income) of $10 million and $45 million and benefit (provision) for income taxes of $56 million and $168 million for the years ended December 31, 2024 and 2023, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis due to its strategic investments in renewable energy tax equity investments.

	Three months ended December 31			Twelve months ended December 31
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2024	2023	V%	2024	2023	V%
Adjusted EBITDA (Non-GAAP)	$1,079	$584	85%	$2,035	$807	F
Less: Acquisitions	—	—		11	—
Less: Business dispositions	—	14		(21)	(19)
Less: Foreign currency effect	(44)	(37)		(114)	(257)
Adjusted organic EBITDA (Non-GAAP)	$1,123	$607	85%	$2,160	$1,084	99%

Adjusted EBITDA margin (Non-GAAP)	10.2%	5.8%	440bps	5.8%	2.4%	340bps
Adjusted organic EBITDA margin (Non-GAAP)	10.6%	6.2%	440bps	6.2%	3.3%	290bps
*Non-GAAP Financial Measure

We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations;
however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended December 31			Twelve months ended December 31
FREE CASH FLOW (NON-GAAP)	2024	2023	V%	2024	2023	V%
Cash from (used for) operating activities (GAAP)	$922	$1,933	(52)%	$2,583	$1,186	F
Add: Gross additions to property, plant and equipment and internal-use software	(350)	(281)		(883)	(744)
Free cash flow (Non-GAAP)	$572	$1,651	(65)%	$1,701	$442	F
2025 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding
GAAP financial measure for free cash flow* in the 2025 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and other securities laws that are subject to risks and uncertainties.  These statements may include words such as
“believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “guidance”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about the benefits we expect from our Lean operating model; our expectations regarding the energy transition; the demand for our products and services; our expectations of future increased business, revenues, and operating results; our ability to innovate and anticipate and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management; current and future customer orders and projects; our actual and planned investments;
our expected cash generation; our capital allocation framework, including share repurchases and dividends; operational safety; and our restructuring programs and strategies to reduce operational costs.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Our ability to successfully execute our Lean operating model;
•Our ability to innovate and successfully identity and meet customer demands and needs;
•Our ability to successfully compete;
•Market changes resulting in reduced demand for electricity and less carbon-intensive energy;
•Significant disruptions in our supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business;
•Significant disruptions to our manufacturing and production facilities and distribution networks;
•Changes in government policies and priorities that impact funding and demand for energy;
•Geopolitical risks, including conflicts, trade policies, and other constraints on economic activity;
•Product quality issues or product or safety failures related to our complex and specialized products, solutions, and services, the time required to address them, costs associated with related project delays, repairs or replacements, and the impact of any contractual claims for damages or other legal claims asserted in connection therewith, some of which may be for significant amounts, on our financial results, competitive position or reputation;
•Our ability to obtain required permits, licenses, and registrations and successfully execute our projects;
•Our ability to attract and retain highly qualified personnel;
•Our ability to develop, deploy, and protect our intellectual property rights;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•Our ability to successfully identify, complete and integrate any acquisitions, obtain benefits we expect from our joint ventures and other investments, and redeploy proceeds we may receive from any dispositions;
•The price, availability and trading volumes of our common stock, which will affect the timing and size of any share repurchases;
•Downgrades of our credit ratings or ratings outlooks;
•The amount and timing of our cash flows and earnings;
•Our ability to meet our sustainability goals and related market expectations and governmental requirements;
•The impact from cybersecurity or data security breaches;
•Legal and regulatory requirements that may restrict our business and projects or impose additional costs;
•Natural disasters, weather conditions and events like hurricanes, floods, droughts, wildfires, and sea level rise, public health events or other emergencies;
•Tax law and policy changes;
•Adverse rulings and awards in legal and administrative proceedings; and
•Other changes in macroeconomic and market conditions and market volatility.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in the "Risk Factors" and "Management's Discussion and Analysis of
Financial Condition and Results of Operation" sections included in our information statement dated March 8, 2024, as may be updated from time to time in our SEC filings and as posted on our website at www.gevernova.com/investors/fls.
We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE
Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE
Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors.
An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE
Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with approximately 75,000 employees across approximately 100 countries around the world.
GE Vernova’s mission is embedded in its name – it retains its legacy, “GE,” as an enduring and hard-earned badge of quality and ingenuity. “Ver” / “verde” signal Earth’s verdant and lush ecosystems. “Nova,” from the Latin “novus,” nods to a new, innovative era of lower carbon energy. Supported by the Company purpose, The Energy to Change the World, GE
Vernova will help deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova’s website and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@ge.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@ge.com
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